Exhibit 99.1

ANNOUNCEMENT	31 July 2024

Tamboran Resources Corporation (NYSE: TBN; ASX: TBN)

Fourth quarter activities report for period ended 30 June 2024

Highlights

•

Tamboran completed an initial public offering (IPO) on the New York Stock Exchange (NYSE), issuing approximately 3.4 million shares (including the underwriters’ partial exercise of the over-allotment option) of Common Stock at US$24.00 per share. The proceeds of US$82 million (before fees) are expected to fund Tamboran’s two well 2024 drilling program, which are planned to supply the Company’s proposed Shenandoah South Pilot Project.

•

Tamboran announced an average IP90 flow test for the Shenandoah South 1H (SS-1H) well of 2.9 million cubic feet per day (MMcf/d) over a 1,644-foot (501-metre) horizontal section within the Mid Velkerri B Shale (normalized at 5.8 MMcf/d over a 3,280-foot (1,000-metre) horizontal section). The flow results were the highest normalized rate produced in the Beetaloo Basin to date.

•

In April 2024, Tamboran announced a binding, long-term take-or-pay Gas Sales Agreement (GSA) to supply the Northern Territory Government (NTG) with 40 TJ per day (~19 TJ per day net to Tamboran) for an initial term of nine years from the proposed Shenandoah South Pilot Project.

•

In June 2024, Tamboran was granted Major Project Status (MPS) by the NTG for the development of the Company’s Beetaloo Basin assets. The MPS designation demonstrates the NTG’s support for Tamboran’s integrated development of the Beetaloo Basin.

•

In July 2024, Tamboran was granted an Interim Agreement by the NTG over its 420-acre (170-hectare) site at Middle Arm Sustainable Development Precinct. The agreement provides Tamboran with exclusivity over the acreage until the end of 2027 (with two 1-year extensions).

•

Tamboran continued operational activities in preparation of the upcoming two well 2024 drilling program. The program includes the first ~10,000-foot (~3,000-metre) horizontal sections and 60 stimulation stages in the basin. Drilling of the first well is expected to commence in Q3 2024 and stimulation activity is planned for Q4 2024 ahead of the announcement of gas rates in Q1 2025.

•	As at 30 June 2024, the Company had a cash balance of A$111.6 million (US$73.9 million), which does not include the US$7.4 million gross proceeds from the over-allotment.

Tamboran Resources Corporation (NYSE: TBN; ASX: TBN) Managing Director and CEO, Joel Riddle said:

“Tamboran successfully delivered on several key milestones during the quarter, including the highly anticipated NYSE listing. Tamboran raised approximately US$82 million (before fees), which is expected to fund our upcoming two well 2024 program, which includes the longest lateral section drilled in the Beetaloo Basin to date. We hope to demonstrate the impressive flow rates from the 500-metre section in the Shenandoah South 1H (SS-1H) well are replicable over the extended 3,000-metre horizontal section.

Tamboran Resources Corporation

ARBN 672 879 024

Tower One, International Towers

Suite 1, Level 39, 100 Barangaroo Avenue,

Barangaroo NSW 2000, Australia

+61 2 8330 6626	www.tamboran.com

“The NTG continues to demonstrate strong support for our Beetaloo Basin and Middle Arm developments. During the quarter, Tamboran signed a binding, long-term Gas Sales Agreement with the NTG for 40 TJ per day over an initial nine-year period and was granted Major Project Status for our Beetaloo Basin development. We have also received an Interim Agreement for exclusivity for our Middle Arm site for our proposed NTLNG project having demonstrated significant progression through the Concept Select phase.

“We are progressing activities to deliver further drilling success during the second half of the year with the Shenandoah South 2 pad 1H (SS-2H) and 2H (SS-3H) wells in EP 98. These wells will be key to demonstrating the production profile for 10,000-foot lateral sections within the Mid Velkerri B Shale and lay the platform for our future drilling programs across our proposed Phase 2 and 3 projects.”

EP 76, 98 and 117

Tamboran 38.75 per cent working interest (47.5 per cent working interest in 51,200 acres) and operator

During the quarter, Tamboran completed the flow testing of the SS-1H well in Beetaloo Basin exploration permit EP 117. The SS-1H well delivered an IP90 average flow rate of 2.9 MMcf/d over a 1,644-foot (501-metre) horizontal section within the Mid Velkerri B Shale (normalized at 5.8 MMcf/d over a 3,281-foot (1,000-metre) horizontal section).

During the period from 26 March to 24 April 2024 (30 days), the choke was maintained at 43/64”, resulting in gas rates fluctuating from 2.76 to 2.64 MMcf/d, with an average of 2.7 MMcf/d over the 30-day period and day 90 exit rate of 2.68 MMcf/d. Flowing wellhead pressures were drawn down from 529 to 518 psi.

The well was suspended as a potential future production well.

During the quarter, Tamboran commenced construction of the Shenandoah South 2 (SS2) well pad and drilling of the water bore in EP 98 ahead of second half drilling operations. Drilling is planned to commence in Q3 2024 and each well is expected to take approximately 30 days to complete. The stimulation campaign is planned to commence in Q4 2024, following the drilling of the two wells. Tamboran expects to announce IP flow results in Q1 2025.

The Helmerich & Payne (NYSE: HP) FlexRig® super-spec rig will be mobilized to the new SS2 pad in EP 98 shortly in preparation for the two well 2024 drilling program. The SS-2H and -3H wells are planned to be drilled with horizontal sections of approximately 10,000 feet (~3,000 metres) and include up to 60 US-style stimulation stages.

In May 2024, Tamboran received approval of its Environment Management Plan (EMP) to construct up to four exploration and appraisal sites, and undertake drilling and flow testing of up to 15 wells in the Beetaloo Sub-basin.

Approximately A$22.7 million (US$14.9 million) was spent by Tamboran during the quarter on the EP 76, 98 and 117 drilling operations and expenditure on the 40 MMcf/d Sturt Plateau Compression Facility (SPCF).

EP 161

Santos 75 per cent working interest and operator, Tamboran 25 per cent working interest

Limited activity was undertaken on EP 161 during the quarter.

The operator conducted reconnaissance of the proposed 240km 2D seismic survey and undertook rehabilitation of the Inacumba and Tanumbirini sites.

During the quarter, there was minimal spend by Tamboran on its share of the EP 161 joint venture activities.

EP 136, EP 143 and EP(A) 197

Tamboran 100 per cent working interest and operator

Tamboran continued with routine well monitoring and lease maintenance on the Maverick 1 well pad.

During the quarter, there was minimal spend related to legal and other expenses.

Commercial and Corporate

Tamboran completed initial public offering on the NYSE

On 27 June 2024, Tamboran announced the pricing of its initial public offering of 3,125,000 shares of Common Stock at a price of US$24.00 per share, raising gross proceeds of US$75 million (before fees). Cash from the IPO is expected to fund Tamboran’s 2024 drilling activities, which includes the drilling of the SS-2H and -3H wells in the Beetaloo Basin during H2 2024.

The IPO was supported by a US$20 million investment from existing shareholders Sheffield Holdings, LP (an affiliate of Bryan Sheffield) and Liberty Energy (NYSE: LBRT). On completion of the IPO, Sheffield Holdings, LP and Liberty Energy were 16.1% and 6.4% shareholders in Tamboran respectively.

Tamboran shares commenced trading on the New York Stock Exchange on June 27, 2024, under the ticker symbol “TBN” and the offering was successfully completed on June 28, 2024.

At the end of July 2024, the underwriters of the IPO exercised their option to purchase an additional 308,750 shares at US$24.00 per share, raising an additional US$7.4 million (before costs).

BofA Securities, Citigroup, and RBC Capital Markets acted as joint book-running managers for the offering. Johnson Rice & Company and Piper Sandler acted as co-managers.

H&P convertible note

In June 2024, Tamboran finalized and issued the US$9 million convertible note with Helmrich & Payne, Inc. (“H&P”), which was granted to fund mobilization of the FlexRig® Flex 3 Rig from the United States to Australia in 2023. The final terms of the note allowed for the note to be converted to equity at the IPO at a 20% discount to the final offer price.

In conjunction with the IPO, H&P elected to convert the Convertible Note and were issued 489,088 shares of Common Stock reflecting the US$9 million value plus US$0.4 million in accrued interest at the IPO discount price of US$19.20 per share.

Following the IPO, H&P was Tamboran’s third largest shareholder with 7.3% shareholding.

Tamboran signs binding GSA with the NTG to supply 40 TJ per day for ~15 years

In April 2024, Tamboran and the Beetaloo Joint Venture (BJV) have signed a binding long-term GSA to supply the NTG with 40 TJ per day (~19 TJ per day net to Tamboran) from the proposed Shenandoah South Pilot Project for an initial term of nine years (131.4 PJ Total, ~62.4 PJ net to Tamboran), starting in H1 2026. The NTG has an option to extend the GSA for a further six-and-a-half years through to mid-2041.

Gas will be delivered to the NTG at the APA-owned Amadeus Gas Pipeline (AGP) on a take-or-pay basis at a market-competitive gas price, escalating at 100% of the Consumer Price Index (CPI). The NTG’s extension option is at a slightly discounted price.

The binding supply commitment is conditional on the BJV entering into a binding Gas Transportation Agreement with APA on the proposed Sturt Plateau Pipeline, a binding Gas Processing Agreement for the proposed Sturt Plateau Compression Facility, reaching Final Investment Decision (FID), and receiving key regulatory and stakeholder approvals.

Tamboran will be targeting FID on the proposed Pilot Project in H2 2024, with first production planned by H1 2026.

Tamboran’s Beetaloo Basin development granted Major Project Status

In June 2024, Tamboran was granted Major Project Status by the NTG for the development of its Beetaloo Basin assets.

Major Project Status provides Tamboran with significant benefits, including;

•	NT Government acknowledgement of the Beetaloo Basin’s significance to the Territory’s economic prosperity,

•

continuing support for Tamboran as it progresses its local development plans in the Beetaloo Basin, with first gas being supplied to Territorians ahead of the target East Coast domestic gas and LNG export projects,

•	regulatory approval process mapping, and

•	a dedicated project case manager to assist with coordinated and streamlined communications within Government.

The recognition of Major Project Status demonstrates the NT Government’s support for Tamboran’s integrated development of the Beetaloo Basin that aims to provide energy security and significant job opportunities for the people of the Northern Territory.

Tamboran granted Interim Agreement over proposed NTLNG Middle Arm site

In July 2024, Tamboran was granted an Interim Agreement by the NTG over its 420-acre (170-hectare) site at Middle Arm Sustainable Development Precinct.

The agreement provides Tamboran with future exclusivity over the Wirraway North land until the end of 2027 with two 1-year extension periods and maps out how the Crown Lands department will work with the Company for future development of the site. The Interim Agreement is expected to be in place until it is replaced by a Commercial Lease document just prior to FID.

Related Party Payments

Payments of A$0.5 million (US$0.3 million) were made to related parties and their associates during the quarter, as disclosed in Section 6.1 of the accompanying Appendix 5B relating to directors’ fees and Managing Director remuneration.

Capital Structure

At the end of the quarter, Tamboran had total cash on hand of A$111.6 million (US$73.9 million) and no debt. The current capital structure, as at the date of this report, is as follows:

 2,060,287,200 CHESS Depositary Interests 200:1

18,151,222 CDI Options fully vested (unlisted)

36,350,000 CDI Options unvested and subject to milestones (unlisted)

3,922,838 Common Stock

Changes to the capital structure from the previous quarter include:

•	Issue of 3,125,000 shares of Common Stock at the IPO;

•	Issue of 308,750 shares of Common Stock through the partial exercise of the underwriters’ over-allotment option granted at the IPO; and

•	Issue of 489,088 shares of Common Stock reflecting the H&P Convertible Note.

Planned Activities for September 2024 Quarter

During the September 2024 quarter, the Company’s activities will be focused primarily on the Beetaloo Basin assets operated by Tamboran, with activities and news expected to include the following:

•	Drill the SS-2H and -3H wells in EP 98.

•	Commence pre-FEED activities for the proposed NTLNG project with EPC contractor.

•	Targeting FID and placing the Long Lead Item (LLI) orders for key procurement packages for the 40 MMcf/d SPCF at the Shenandoah South location, subject to funding and key stakeholder approvals.

Permits

At the end of the quarter, Tamboran and its subsidiaries held the following petroleum permits:

Exploration Permit	Location	Working Interest
EP 161	Beetaloo Basin, Northern Territory	25%
EP 136	Beetaloo Basin, Northern Territory	100	%*
EP 143	Beetaloo Basin, Northern Territory	100	%*
EP(A) 197	Beetaloo Basin, Northern Territory	100	%*
EP 76	Beetaloo Basin, Northern Territory	38.75	%*
EP 98	Beetaloo Basin, Northern Territory	38.75	%*,[1]
EP 117	Beetaloo Basin, Northern Territory	38.75	%*,[1]

*	Denotes operator.
[1]	Tamboran to hold up to 47.5% subject the completion of the SS-2H and SS-3H wells on the Shenandoah South pad 2 following creation of two drilling spacing units (DSUs) over 51,200 acres.

Announcements

This Quarterly Activities Report contains information reported in the following announcements released during the reporting period:

23	April 2024	Tamboran sign binding GSA with Northern Territory Government

26	April 2024	SS-1H achieved final IP90 commercial flow rates

06	May 2024	Intention to list on the New York Stock Exchange

18	June 2024	Tamboran launches NYSE Initial Public Offering

19	June 2024	Tamboran’s Beetaloo project awarded Major Project Status

27	June 2024	Tamboran prices US IPO at US$24.00 per share

28	June 2024	U.S. Prospectus

This ASX announcement was approved and authorised for release by Mr. Joel Riddle, the Managing Director and Chief Executive Officer of Tamboran Resources Corporation.

For further information, please contact:

Investor enquiries:

Chris Morbey, Vice President – Corporate Development and Investor Relations

+61 2 8330 6626

Investors@tamboran.com

Media enquiries:

+61 2 8330 6626

Media@tamboran.com

About Tamboran Resources Corporation

Tamboran Resources Corporation, (“Tamboran” or the “Company”), through its subsidiaries, is the largest acreage holder and operator with approximately 1.9 million net prospective acres in the Beetaloo Sub-basin within the Greater McArthur Basin in the Northern Territory of Australia.

Tamboran’s key assets include a 38.75% working interest and operatorship in EPs 98, 117 and 76, a 100% working interest and operatorship in EP 136 and a 25% non-operated working interest in EP 161, which are all located in the Beetaloo Basin.

Currency note

Tamboran cash balance at 30 June 2024 was A$111.6 million (US$73.9 million). The FX rate was based on the spot AUD/USD FX rate on the date of 0.6624 (as per Reserve Bank of Australia).

The AUD/USD FX rate conversion to calculate the spend during the quarter was 0.6593, which was the average rate throughout the quarter.

Figure 1: Tamboran’s Beetaloo Basin asset location map.

Existing Pipeline
to Darwin
N
DEPTH TO TOP OF
MIDDLE VELKERRI
ft
metres
0
800
1,600
2,500
4,100
5,750
8,200
11,500
0
250
500
750
1,250
1,750
2,500
3,500
EP 98
(38.8% WI)
Kalala South 1
Amungee
NW 1H, 2H & 3H
Shenandoah 1A
SS-2H & SS-3H
SS-1H
Beetaloo West
Beetaloo W1
EP117
(38.8% WI)
Marmbulligan 1
Tanumbirini
1, 2H & 3H
EP 161
(25% WI)
EP 76
(38.8% WI)
Maverick 1
Velkerri 76 S2-1
Carpentaria Hwy
McArthur River Gas Pipeline
EP 187
EP(A) 197
(100% WI)
Amadeus Gas Pipeline
EP 143
(100% WI)
EP 136
(100% WI)
Stuart Highway
EP 169
Existing Pipeline
to East Coast
EP 354
LEGEND
Existing gas pipeline
Highway
Drilled wells
2024 drilling program
Km
0
12.5
25
Mi
0
7.5
15

Disclaimer

Tamboran makes no representation, assurance or guarantee as to the accuracy or likelihood of fulfilment of any forward-looking statement or any outcomes expressed or implied in any forward-looking statement. The forward-looking statements in this report reflect expectations held at the date of this document. Except as required by applicable law or the ASX Listing Rules, Tamboran disclaims any obligation or undertaking to publicly update any forward-looking statements, or discussion of future financial prospects, whether as a result of new information or of future events.

The information contained in this announcement does not take into account the investment objectives, financial situation or particular needs of any recipient and is not financial product advice. Before making an investment decision, recipients of this announcement should consider their own needs and situation and, if necessary, seek independent professional advice. To the maximum extent permitted by law, Tamboran and its officers, employees, agents and advisers give no warranty, representation or guarantee as to the accuracy, completeness or reliability of the information contained in this presentation. Further, none of Tamboran nor its officers, employees, agents or advisers accept, to the extent permitted by law, responsibility for any loss, claim, damages, costs or expenses arising out of, or in connection with, the information contained in this announcement.

Note on Forward-Looking Statements

This press release contains “forward-looking” statements related to the Company within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements reflect the Company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements.

It is possible that the Company’s future financial performance may differ from expectations due to a variety of factors, including but not limited to: 1) our early stage of development with no material revenue expected until 2026 and our limited operating history; 2) the substantial additional capital required for our business plan, which we may be unable to raise on acceptable terms; 3) our strategy to deliver natural gas to the Australian East Coast and select Asian markets being contingent upon constructing additional pipeline capacity, which may not be secured; 4) the absence of proved reserves and the risk that our drilling may not yield natural gas in commercial quantities or quality; 5) the speculative nature of drilling activities, which involve significant costs and may not result in discoveries or additions to our future production or reserves; 6) the challenges associated with importing U.S. practices and technology to the Northern Territory, which could affect our operations and growth due to limited local experience; the critical need for timely access to appropriate equipment and infrastructure, which may impact our market access and business plan execution; 7) the operational complexities and inherent risks of drilling, completions, workover, and hydraulic fracturing operations that could adversely affect our business; 8) the volatility of natural gas prices and its potential adverse effect on our financial condition and operations; 9) the risks of construction delays, cost overruns, and negative effects on our financial and operational performance associated with midstream projects; 10) the potential fundamental impact on our business if our assessments of the Beetaloo are materially inaccurate; 11) the concentration of all our assets and operations in the Beetaloo, making us susceptible to region-specific risks; 12) the substantial doubt raised by our recurring operational losses, negative cash flows, and cumulative net losses about our ability to continue as a going concern; 13) complex laws and regulations that could affect our operational costs and feasibility or lead to significant liabilities; 14) community opposition that could result in costly delays and impede our ability to obtain necessary government approvals; 15) exploration and development activities in the Beetaloo that may lead to legal disputes, operational disruptions, and reputational damage due to native title and heritage issues; 16) the requirement to produce natural gas on a Scope 1 net zero basis upon commencement of commercial production, with internal goals for net zero Scope 1 and 2 emissions, which may increase our production costs; 17) the increased attention to ESG matters and environmental conservation measures that could adversely impact our business operations; and 18) the other risk factors discussed in the company’s filings with the Securities and Exchange Commission.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this document are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company’s results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this document.